To  the  Board  of  Directors
GTC  Telecom  Corp.  and  Subsidiaries


We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (File Nos. 333-88521, 333-94969 and 333-37496) of our report dated September 21, 2000 (except for Note 14, as to which the date is September 25, 2000) appearing in the Annual Report on Form 10-KSB of GTC Telecom Corp. and subsidiaries for the year ended June 30, 2000.



                                       /s/ Corbin & Wertz
                                        CORBIN  &  WERTZ

Irvine,  California
October  4,  2000